AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT

     The Agreement made as of the 1st day of May, 2002, by and between THE DREYFUS CORPORATION and ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK (formerly, Preferred Life Insurance Company of New York) is hereby amended, as follows:

     Schedule A of the Agreement is hereby superseded and replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Agreement as of October 16, 2006.

                                  ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

                                  /s/ Jeffrey Kletti
                                  Signature
                                  JEFFREY KLETTI
                                  Name
                                  SR. VP ADVISORY MANAGEMENT
                                  Title

Attest:Jane Wiese

                                  THE DREYFUS CORPORATION

                                  /s/ Gary R. Pierce
                                  Signature
                                  GARY R. PIERCE
                                  Name
                                  CONTROLLER
                                  Title

Attest:Keith McBee
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

                                                SCHEDULE A

    FUND                                 FUND                              FEE AT AN ANNUAL RATE AS A PERCENTAGE OF THE AVERAGE
    CODE                                                                   DAILY NET ASSET VALUE OF FUND SHARES (HELD ON BEHALF OF
                                                                           CLIENT CUSTOMERS)

              Dreyfus Investment Portfolios
    0410      Small Cap Stock Index - Service Shares                       .03% on average assets for the FIRST $100 million.*
                                                                                                          -----
                                                                           .05% ONLY on the average assets ABOVE THE FIRST $100
                                                                                ----                       ---------------
                                                                           million.*

    0763      Dreyfus Stock Index Fund, Inc. - Initial Shares              .03% on average assets for the FIRST $100 million.*
                                                                                                          -----
                                                                           .05% ONLY on the average assets ABOVE THE FIRST $100
                                                                                ----                       ---------------
                                                                           million.*
    0427      Dreyfus Stock Index Fund, Inc. - Service Shares              .03% on average assets for the FIRST $100 million.*
                                                                                                          -----
                                                                           .05% ONLY on the average assets ABOVE THE FIRST $100
                                                                                ----                       ---------------
                                                                           million.*

* To calculate the $100 million threshold, aggregate the TOTAL average assets in ALL the share classes of ALL of the funds listed on this Schedule.